UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 3, 2005

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50386	98-040164
(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

Agreement in Principle with Haddock Enterprises, LLC and Carlile Management, LLC

As previously reported in a Current Report on 8-K filed April 1, 2005, Cano Petroleum, Inc. (“Cano”) on March 29, 2005 entered into an agreement with Haddock Enterprises, LLC (“Haddock”) and Kenneth Q. Carlile to explore the possibility of converting the Sabine Royalty Trust from a finite life, liquidating asset into a vehicle to acquire low risk assets.   As further discussed in Item 8.01, those efforts resulted in the filing, on August 4, 2005, by Sabine Production Partners, LP (the “Partnership”) of a Registration Statement on Form S-4 (Registration No. 333-127203) (the “Registration Statement”) relating to the proposed acquisition by the Partnership of the assets of Sabine Royalty Trust (the “Transaction”).  Cano, along with each of Haddock and Carlile Management, LLC (“Carlile), owns a one-third interest in Sabine Production Operating, LLC (the “Managing Member”), which is the sole member of Sabine Production Management, LLC (the “General Partner”), the sole general partner of the Partnership. Gerald Haddock is the Chairman of the governing board of managers of the Managing Member and is a director of Cano. S. Jeffrey Johnson is one of the four managers of the governing board of managers of the Managing Member and is a director and the Chief Executive Officer of Cano.

In connection with the filing of the Registration Statement, on August 4, 2005, Cano entered into an agreement in principle with the other two members of the Managing Member, Haddock and Carlile, that provides the basic terms of the proposed Omnibus Agreement between the members and the Partnership as described in the Registration Statement, including:  (i) the resolution of related party transactions between the members of the Managing Member and the Partnership; (ii) the offering of and participation in transactions by the members of the Managing Member and the Partnership; (iii) the handling of confidential information; (iv) reimbursement of expenses incurred by the parties and the Partnership; (v) restrictions on transfer of the interests of the members in the Managing Member; and (vi) restrictions on competition between the Partnership, Cano, Haddock and Carlile.  Certain provisions apply to Cano and Haddock and certain other provisions apply to Carlile.  A summary of the terms of the agreement in principle is set forth on pages 118 and 119 of the Registration Statement.

The agreement in principle was entered into to set forth the principles governing the parties relative rights and obligations in the proposed Omnibus Agreement described in the Registration Statement.  To the extent that such definitive Omnibus Agreement departs from the principles established by the parties in the agreement and in the Registration Statement, the parties each reserves the right to withdraw from the transactions contemplated by the agreement in principle and the Registration Statement, subject only to the payment of their proportionate share of expenses incurred through the date of withdrawal.

Item 5.05               Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics

In connection with entering into the agreement in principle described in Item 1.01 – “Entry into a Material Definitive Agreement” regarding the members of the Managing Member and the Partnership and the filing by the Partnership of the Registration Statement, on August 3, 2005, the board of directors of Cano granted Messrs. Gerald W. Haddock (a Cano director), S. Jeffrey Johnson (a Cano director and the Cano Chief Executive Officer) and Thomas D. Cochrane (Cano’s Executive Vice President of Oil and Gas Operations) waivers to Cano’s “Code of Ethics and

Business Conduct for Officers, Directors and Employees of Cano Petroleum, Inc” for their respective relationships with the Managing Member, the General Partner and the Partnership and the obligations associated with such relationships.  On August 3, 2005, the board of directors of Cano also granted prospective waivers to Messrs. Haddock, Johnson and Cochrane as well as any other Cano employees who, as a result of their employment by or positions with Cano, have obligations involving the Managing Member, the General Partner and the Partnership.

Item 8.01.              Other Events.

On August 4, 2005, the Partnership filed the Registration Statement regarding a possible transaction pursuant to which unitholders in the Sabine Royalty Trust would become holders of partnership units in the Partnership.  The Registration Statement has not been declared effective by the Securities and Exchange Commission.  Cano, along with each of Haddock and Carlile, owns a one-third interest in the Managing Member, which is the sole member of  the General Partner, the sole general partner of the Partnership. Gerald Haddock is the Chairman of the governing board of managers of the Managing Member and is a director of Cano. S. Jeffrey Johnson is one of the four managers of the governing board of managers of the Managing Member and is a director and the Chief Executive Officer of Cano.

On April 1, 2005, Cano filed a Form 8-K stating that it expected that it would operate any wells to be operated by the Partnership or Sabine Royalty Trust.  As a consequence of negotiating the agreement with Haddock and Carlile described in Item 1.01 – “Entry into a Material Definitive Agreement,” Cano does not now expect this to always be the case as the agreement provides that if Cano has an interest in any non-royalty properties owned or to be acquired by the Partnership, Cano shall have the right of first offer to be the operator, subject at all times to the right of the Partnership to negotiate a contract with a third party on more favorable terms.

See Item 1.01 – “Entry into a Material Definitive Agreement.”

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

10.1         SPP Transaction Summary dated August 4, 2005

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: August 9, 2005
	By:	/s/ Michael J. Ricketts
Michael J. Ricketts Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	SPP Transaction Summary dated August 4, 2005.